UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2007

Chaparral Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation )	(Commision File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, Oklahoma		73114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Green Country Supply Acquisition

On April 16, 2007, Chaparral Energy, Inc. closed the acquisition of Green Country Supply, Inc., an Oklahoma corporation (“GCS”), pursuant to a definitive stock purchase agreement entered into among Chaparral, GCS and the sole shareholder of GCS (the “Seller”). Pursuant to the purchase agreement, Chaparral acquired all of the outstanding shares of common stock of GCS for a cash purchase price of $25 million, subject to certain post-closing adjustments. Approximately $5 million of the purchase price was deposited into escrow as security for certain potential working capital, environmental and employment adjustments. The purchase price paid to the Seller was financed with borrowings under Chaparral’s senior secured credit facility. GCS provides oilfield supplies, oilfield chemicals, downhole electric submersible pumps and related services to oil and gas operators primarily in Oklahoma, Texas and Wyoming.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chaparral Energy, Inc.

Date: April 20, 2007	By:	/s/ Joseph O. Evans
Joseph O. Evans
Chief Financial Officer and Executive Vice President